UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1280 Rancho Conejo Blvd
Thousand Oaks, California		91320
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2026, Atara Biotherapeutics, Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company no longer meets Nasdaq’s $50 million minimum market value for listed securities (“MVLS”) requirement pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”) for continued listing on the Nasdaq Global Select Market based on Nasdaq’s review of the market value of the Company’s listed securities for the last 30 consecutive business days.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C) (the “Compliance Period Rule”), the Company has been provided a period of 180 calendar days, or until October 27, 2026 (the “Compliance Date”), to regain compliance with the MVLS Requirement. If, at any time before the applicable Compliance Date, the Company’s MVLS closes at $50 million or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the MVLS Requirement. Nasdaq may, however, in its discretion, require the Company to demonstrate compliance for a longer period, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

The Notice has no immediate effect on listing of the Company's common stock on the Nasdaq Global Select Market, and the Company’s common stock will continue to trade on Nasdaq Global Select Market under the symbol “ATRA” at this time.

The Company intends to actively monitor the market value of its listed securities. The Company may evaluate and consider available options for regaining compliance with the MVLS Requirement, which could include applying for a transfer to The Nasdaq Capital Market. However, there can be no assurance that the Company will take any specific action or be able to regain compliance with the MVLS Requirement. In the event the Company does not regain compliance with the MVLS Requirement by the Compliance Date, Nasdaq will provide written notification to the Company that its securities will be subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s intentions, plans and expectations with respect to the Notice and the MVLS Requirement, the Company’s ability to regain and maintain compliance with the MVLS Requirement and other applicable Nasdaq continued listing requirements, the actions the Company may take in response to the Notice, and the continued listing of the Company’s common stock on the Nasdaq Global Select Market. These forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in such statements, including the risks described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date:	May 1, 2026	By:	/s/ AnhCo Thieu Nguyen
AnhCo Thieu Nguyen, Ph.D. President and Chief Executive Officer (Duly Authorized Officer and Principal Executive Officer)